UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2024
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.		78401
(U.S. corporate headquarters)		(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada		V6E 4A2
(Canadian corporate headquarters)		(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01         Regulation FD Disclosure

On June 13, 2024, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to announce that it had filed a Technical Report Summary (“TRS”) in accordance with Item 1302 of Regulation S-K (“S-K 1300”) on EDGAR disclosing updated mineral resources for the Company’s Texas Hub and Spoke ISR platform (the “Platform”) with an increase in resources at its Burke Hollow Project (the “Project”).

●
Following a successful delineation drilling program since the last resource update on August 12, 2022, a new S-K 1300 technical report summary (the “TRS”) increases the Burke Hollow Project’s Measured and Indicated (“M&I”) resources from 2,324,000 lbs U3O8 to 6,155,000 lbs and Inferred resources of 4,883,000 lbs U3O8..

●
The Burke Hollow in-situ recovery (“ISR”) Project continues to expand with three Production Areas defined to date, and ongoing exploration and delineation drilling along mineralized trends for additional resource growth.

●
Total Texas Hub and Spoke platform’s disclosed M&I resources are now 12,958,000 lbs, with 7,241,000 tons grading approximately 0.085% U3O8, and Inferred resources are now 9,948,100 lbs, with 4,356,000 tons grading approximately 0.120% U3O8.

●
This latest S-K 1300 TRS reconfirms UEC’s position as America’s leading ISR uranium company with its South Texas and Wyoming Hub & Spoke platforms having 79,156,000 lbs U3O8 of M&I resources and 25,002,000 lbs of Inferred resources.

Background:

●	As a U.S. domestic and domiciled company, UEC is now reporting all mineral resources in accordance with Item 1302 of Regulation S-K (“S-K 1300”);
●
S-K 1300 was adopted by the Securities and Exchange Commission (“SEC”) to modernize mineral property disclosure requirements for mining registrants and to align U.S. disclosure requirements more closely for mineral properties with current industry and global regulatory standards;

●	The mineral resource estimates set forth in this TRS are an update to previously reported Project resources under the S-K 1300 format; and
●	The Project geology is considered amenable to low-cost, environmentally friendly ISR mining methods.

The TRS was prepared under S-K 1300 and was filed on June 12, 2024 with the SEC through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on June 12, 2024. The TRS was prepared on behalf of the Company by Western Water Consultants, Inc. d/b/a WWC Engineering, of Sheridan, Wyoming.

Andy Kurrus, UEC V.P. of Resource Development, Texas, stated: “Since the initial discovery at Burke Hollow, we’ve continued to increase resources with every drilling campaign and update. We have identified several mineralized trends and horizons for potential resource growth and nearly half of the ~20,000 acre Burke Hollow property remains under-explored. Burke Hollow is the largest ISR uranium discovery in the United States in the past decade and will be an exciting satellite project as part of our hub-and-spoke strategy.”

About the Texas Hub & Spoke Platform

The Platform consists of five project areas (“Figure 1-1”): the Hobson Central Processing Plant (“CPP”); and the Burke Hollow, Goliad, Palangana and Salvo projects; which are located in Karnes, Bee, Goliad and Duval Counties, Texas. The Hobson CPP will serve as the ‘hub’ of the Platform, with the other project areas serving as satellite facilities, or the ‘spokes’. The Hobson CPP will process all the uranium recovered in each of the other project areas. The Texas Platform is in the South Texas Uranium Province (“STUP”), which is part of the coastal plain portion of the Gulf of Mexico Basin (“GMB”).

Mineral rights in our Texas projects are all private (fee) mineral leases. Fee mineral leases are obtained through negotiation with individual owners.

The Company’s projects reside in the GMB and extend over much of South Texas. It includes the Texas coastal plain and STUP where UEC’s ISR projects are located. The coastal plain is bounded by the Rocky Mountain uplift to the west with a drainage trend into the Gulf of Mexico. The coastal plain is comprised of marine, non-marine and continental sediments ranging in age from Paleozoic through Cenozoic.

San Antonio
Hobson CPP
Goliad
Burke Hollow
Salvo
Palangana
Wilson
Karnes
Atascosa
Victoria
Beeville
Bee
McMullen
Live Oak
Jim Wells
Corpus Christi
Nueces
Kingsville
Kleberg
Jim Hogg
Brooks
Duval
Refugio
Aransas
Calhoun
Jackson
De Witt
San Patricio
PROJECT LOCATION
N
0 5 10 20
Miles
UEC
Uranium Energy Corp
500 N Shoreline Blvd 800N, Corpus Christi, TX 78401

Figure 1-1
Texas Hub and Spoke Project Area Location Map
Texas S-K 1300 Technical Report
Karnes, Duval, Bee, and Goliad Counties, Texas

Date: May 2024 | By: WWC/RAV | Checked: WWC/CGM

Uranium mineralization in UEC’s Hub and Spoke Platform projects is typical of Texas roll-front sandstone deposits. The formation of roll-front deposits is largely a groundwater process that occurs when uranium-rich, oxygenated groundwater interacts with a reducing environment in the subsurface and precipitates uranium. The most favorable host rocks for roll-fronts are permeable sandstones with large aquifer systems. Interbedded mudstone, claystone and siltstone are often present and aid in the formation process by focusing groundwater flux.

To date, UEC holds data from 9,135 drill holes that have been completed by UEC and previous uranium exploration companies on and nearby the five project areas held by UEC. Data from the drilling, including survey coordinates, collar elevations, depths and grade of uranium intercepts, have been incorporated into UEC’s database.

Developmental Status Summary

The below outlines a broad work summary that has been accomplished to develop and operate the Platform projects.

Summary capital and operating cost estimates are not included with this TRS, since UEC is updating the results of an Initial Assessment (“IA”) without economic analysis. Past normal maintenance operations on new construction/development has been required at the Hobson CPP, and a new Radioactive Material License was approved in 2022 that expanded the licensed U3O8 extraction capacity to 4 million lbs annually. The Salvo project has remained in a continuation status since its 2010-2012 drilling campaign. UEC had initiated drilling campaigns at its Palangana, Goliad and Burke Hollow projects in 2010-2015 and 2023, 2019 and 2021-2024, respectively. The Company also activated several wellfields at Palangana to extract uranium from 2010 to 2016.

Palangana

From 2010 to 2015, UEC drilled 891 holes at Palangana. Most of the drilling occurred in 2010 (391 holes), 2011 (281 holes) and 2012 (186 holes), and the remaining holes were drilled from 2013-2015. The majority of these holes were drilled for delineation purposes and the remainder were drilled and completed as monitor and production wells. In 2010, UEC activated wellfields in Production Area (“PA”) PA-1, PA-2 and PA-3 at Palangana. In 2014, PA-4 was authorized for extraction and, in 2023, an additional delineation campaign was conducted in PA-4. The Mine Area Permit was renewed in March 2024 and the Radioactive Material License is in timely renewal. From 2010 to 2016, 563,600 lbs of uranium were extracted by ISR methods.

Goliad

In 2014, UEC conducted a drilling program at its Goliad project for exploration and water wells. 35 holes were drilled and logged for exploration and water supply purposes with a majority of the holes being drilled in PA- 1 and PA-2. The Radioactive Material License was renewed in March 2024 and the Mine Area Permit is in timely renewal.

Burke Hollow

From 2021 to present, UEC completed installation and the permit submittal of PA-1. Upon completion of PA-1, UEC drilled to upgrade the resources from inferred to measured and indicated to better define the mineralization in PA-1, PA-2, and the newly discovered PA-3. As of April 11, 2024, 714 delineation and exploration holes were drilled, with 44 of these holes completed as monitor wells. This program is ongoing for the purpose of completing additional holes for exploration and delineation of the newly discovered PA-3 and the Southern Graben Exploration Target outlined in previous technical summary report filings.

In 2023, mineralization was discovered to the south of the PA-1 area in a shallower horizon known as the Eastern Lower A Sand Trend, or “PA-3”, contained within the Eastern block of Burke Hollow. This recently discovered trend accounts for much of the resource expansion since the initial 2022 Hub and Spoke technical summary report, adding significant pounds in all resource categories. Current drilling focuses on delineation of this trend and exploration of the Southern Graben Area.

No historical data was used in the Burke Hollow mineral estimate, only data from drilling conducted by UEC from 2012 to the present. In total, 887 new holes were drilled and logged between 2019 and April 11, 2024 to complete this estimate.

Mineral Resources

This IA TRS has been prepared in accordance with the regulations set forth in S-K 1300 with the objective of disclosing the mineral resources at the Project and Platform.

Based on the density of drilling, continuity of geology and mineralization, testing and data verification, the mineral resource estimates meet the criteria for indicated or inferred mineral resources as summarized herein.

The in-place resources were estimated separately for each project area. The Platform contains a measured resource of 3,631,900 lbs and an indicated resource of 9,326,100 lbs of U3O8 in-place. The Platform contains 9,948,100 lbs of inferred mineral resources in-place. Tables 1 and 2 below list the Platform resources by the project area. Mineral resources are not mineral reserves and do not have demonstrated economic viability. However, considerations of reasonable prospects for eventual economic extraction were applied to the mineral resource calculations herein.

Table 1: Texas Hub and Spoke Project Measured and Indicated Resource Summary
Mineral Resource	GT Cutoff	Average Grade (% eU3O8)	Ore Tons (000s)	eU3O8 (lbs)
Burke Hollow
Measured	0.30	0.086	581	964,000
Indicated	0.30	0.083	3,329	5,191,000
Total Measured and Indicated	0.30	0.083	3,910	6,155,000
Goliad
Measured	0.20	0.053	1,595	2,667,900
Indicated	0.20	0.102	1,504	3,492,000
Total Measured and Indicated	0.20	0.085	3,099	6,159,900
Palangana
Measured	-	-	-	-
Indicated	None	0.134	232	643,100
Total Measured and Indicated	None	0.134	232	643,100
Salvo
All mineral resources at Salvo are classified as Inferred.
Project Totals
Measured				3,631,900
Indicated				9,326,100
Total Measured and Indicated				12,958,000

Notes:
1.	Pounds reported with disequilibrium factor (“DEF”) applied (except at Burke Hollow).

2.	Measured and indicated mineral resources as defined in 17 CFR § 229.1300.
3.	All reported resources occur below the static water table.
4.	The point of reference for mineral resources is in-situ at the Project.
5.	Mineral resources are not mineral reserves and do not have demonstrated economic viability.
6.
Delineation drilling conducted at Palangana after 2010 was not incorporated into the resource estimate as in the experience of the QP, this type of drilling does not generally substantially change the resource estimates.

7.	An 80% metallurgical recovery factor was considered for the purposes of determining the reasonable prospect of economic extraction.

Table 2: Texas Hub and Spoke Project Inferred Resource Summary
Mineral Resource	GT Cutoff	Average Grade (% eU3O8)	Ore Tons (000s)	eU3O8 (lbs)
Burke Hollow
Inferred	0.30	0.104	2,596	4,883,000
Goliad
Inferred	0.20	0.195	333	1,224,800
Palangana
PA-1 and PA-2 Inferred	None	0.100	96	192,500
Dome, NE Garcia, SW Garcia, CC Brine, Jemison Fence, Jemison East Inferred	0.10	0.110 - 0.300	206	808,800
Salvo
Inferred	0.30	0.091	1,125	2,839,000
Project Totals
Total Inferred			4,356	9,948,100

Notes:
1.	Pounds reported with DEF applied.
2.
A range of grades is presented for the Palangana inferred mineral because the resource estimation methods differed between PA-1/PA-2 and the rest of the trends. There was no cutoff for PA-1 and PA-2 block models. See Section 11.1 of the TRS for a more detailed explanation.

3.	Inferred mineral resources as defined in 17 CFR § 229.1300.
4.	All reported resources occur below the static water table.
5.	The point of reference for mineral resources is in-situ at the Project.
6.	Mineral resources are not mineral reserves and do not have demonstrated economic viability.
7.
Delineation drilling conducted at Palangana after 2010 was not incorporated into this resource estimate, as in the experience of the QP this type of drilling does not generally substantially change the resource estimates.

The technical information in the news release has been reviewed and approved by Western Water Consultants, Inc., d/b/a/ WWC Engineering, an independent, third party consulting firm to the Company, and by Andrew W. Kurrus III, P.G., V.P. of Resource Development, Texas, for the Company, who fulfill the requirements as a “qualified person” for the purposes of S-K 1300.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated June 13, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: June 13, 2024.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer